UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2007

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2007, Avantair, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Agreement”) with certain investors. Under the Preferred Stock Agreement, the Company agreed to issue 40,000 shares of its newly-created Series A Convertible Preferred Stock to the Investors for an aggregate purchase price of $4.0 million. The Company also issued 112,000 shares of Series A Convertible Preferred Stock on November 14, 2007 for an aggregate purchase price of $11.2 million. The Series A Convertible Preferred Stock will not be registered under the Securities Act of 1933, but the Investors will have registration rights (including an obligation by the Company to have a “shelf” registration statement declared effective with the Securities and Exchange Commission within nine months of the issuance of the shares of Series A Convertible Preferred Stock) with respect to shares of Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock (“Conversion Shares”), however the Investors will be subject to restrictions on the number of Conversion Shares they may sell in the open market within six months and one year of such issuance. The terms of the Series A Convertible Preferred Stock are set forth in a Certificate of Designations filed November 14, 2007 with the State of Delaware. Pursuant to such Certificate of Designations, the shares of Series A Convertible Preferred Stock (a) will rank senior to all currently outstanding classes of stock of the Company with respect to liquidation and dividends, (b) will be entitled to receive a cash dividend at the annual rate of 9.0%, payable quarterly (with such rate being subject to increase up to a maximum of 12% if such dividends are not timely paid), (c) will be convertible into shares of the Company’s common stock at any time at the option of the Investors based on a conversion price of $5.15 per share (subject to adjustment), (d) may be redeemed by the Company following the seventh anniversary of the issuance of the shares of Series A Convertible Preferred Stock, (e) may be redeemed by the Company in connection with certain change of control or acquisition transactions, (f) will be redeemed by the Company following the ninth anniversary of the issuance of the shares of Series A Convertible Preferred Stock, upon receipt of the written consent of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock (g) will vote on an as-converted basis with the Company’s Common Stock and (h) will have a separate vote over certain material transactions or changes which the Company may wish to effect. The Company paid its investment adviser 5% of cash amount of this preferred financing.

ITEM 3.02.	Unregistered Sales of Equity Securities.

On December 5, 2007, pursuant to the terms of the Preferred Stock Purchase Agreement, dated December 5, 2007, by and among Avantair, Potomac Capital Partners LP, Pleiades Investment Partners R LP and Potomac Capital International Ltd., Avantair issued 40,000 shares of its newly-created Series A Convertible Preferred Stock for an aggregate purchase price of $4,000,000. The shares of Series A Convertible Preferred Stock issued under the Preferred Stock Purchase Agreement were not registered under the Securities Act of 1933, as amended, and bear restrictive legends that reflect this status. The securities were issued in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Avantair did not engage in any general solicitation or advertisement for the issuance of these securities. These securities were purchased by a total of three (3) investors, which are comprised of one group of affiliated entities. In connection with this issuance, each of the investors represented that (i) it is an accredited investor as this term is defined in Regulation D under the Securities Act, (ii) the securities it is acquiring cannot be resold except pursuant to a effective registration under the Securities Act or in reliance on an exemption from the registration requirements of the Securities Act, and that the certificates representing such securities bear a restrictive legend to that effect and (iii) it intends to acquire the securities for investment only and not with a view to the resale thereof.

The terms of the Series A Convertible Preferred Stock are set forth in a Certificate of Designations filed November 14, 2007 with the State of Delaware. Pursuant to such Certificate of Designations, the shares of Series A Convertible Preferred Stock (a) will rank senior to all currently outstanding classes of stock of the Company with respect to liquidation and dividends, (b) will be entitled to receive a cash dividend at the annual rate of 9.0%, payable quarterly (with such rate being subject to increase up to a maximum of 12% if such dividends are not timely paid), (c) will be convertible into shares of the Company’s common stock at any time at the option of the Investors based on a conversion price of $5.15 per share (subject to adjustment), (d) may be redeemed by the Company following the seventh anniversary of the issuance of the shares of Series A Convertible Preferred Stock, (e) may be redeemed by the Company in connection with certain change of control or acquisition transactions, (f) will be redeemed by the Company following the ninth anniversary of the issuance of the shares of Series A Convertible Preferred Stock, upon receipt of the written consent of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock (g) will vote on an as-converted basis with the Company’s Common Stock and (h) will have a separate vote over certain material transactions or changes which the Company may wish to effect. The Company paid its investment adviser 5% of cash amount of this preferred financing.

ITEM 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 1.01 and 3.02 of this report is incorporated by reference in this Item 3.03.

On November 14, 2007, Avantair filed a Certificate of Designations to Avantair’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences and privileges of the Series A Convertible Preferred Stock. Pursuant to such Certificate of Designations, the shares of Series A Convertible Preferred Stock (a) will rank senior to all currently outstanding classes of stock of the Company with respect to liquidation and dividends, (b) will be entitled to receive a cash dividend at the annual rate of 9.0%, payable quarterly (with such rate being subject to increase up to a maximum of 12% if such dividends are not timely paid), (c) will be convertible into shares of the Company’s common stock at any time at the option of the Investors based on a conversion price of $5.15 per share (subject to adjustment), (d) may be redeemed by the Company following the seventh anniversary of the issuance of the shares of Series A Convertible Preferred Stock, (e) may be redeemed by the Company in connection with certain change of control or acquisition transactions, (f) will be redeemed by the Company following the ninth anniversary of the issuance of the shares of Series A Convertible Preferred Stock, upon receipt of the written consent of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock (g) will vote on an as-converted basis with the Company’s Common Stock and (h) will have a separate vote over certain material transactions or changes which the Company may wish to effect. The Company paid its investment adviser 5% of cash amount of this preferred financing.

A copy of the Certificate of Designations relating to the Series A Preferred Stock is attached as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2007, and the foregoing description of the terms of the Series A Convertible Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations filed as Exhibit 3.1 thereto.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Items 1.01 and 3.02 of this report is incorporated by reference in this Item 5.03.

On November 14, 2007, Avantair filed a Certificate of Designations to Avantair’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences and privileges of the Series A Convertible Preferred Stock. A copy of the Certificate of Designations relating to the Series A Preferred Stock is attached as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2007, and the foregoing description of the terms of the Series A Convertible Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations filed as Exhibit 3.1 thereto.

ITEM 8.01.	OTHER EVENTS.

On December 5, 2007, Avantair, Inc. (“Avantair”) issued a press release announcing that Avantair’s Independent Registered Public Accounting Firm has removed the explanatory paragraph with respect to Avantair’s ability to continue as a going concern from its audit report on Avantair’s Financial Statements for fiscal year ended June 30, 2007. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

10.1	Preferred Stock Purchase Agreement dated December 5, 2007

10.2	Registration Rights Agreement dated December 5, 2007

99.1	Press Release dated December 5, 2007

99.2	Press Release dated December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: December 11, 2007	By:	/s/ John Waters
John Waters
Chief Financial Officer
(Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

EXHIBITS.

10.1	Preferred Stock Purchase Agreement dated November 14, 2007

10.2	Registration Rights Agreement dated November 14, 2007

99.1	Press Release dated December 5, 2007

99.2	Press Release dated December 5, 2007